AMENDMENT
TO
CINCINNATI BELL INC.
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

This is an Amendment to the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Plan”), which Amendment is effective as of October 30, 2015, to document resolutions adopted by the Board of Directors of Cincinnati Bell Inc. on October 30, 2015, as follows:

Section 8.1 of the Plan is hereby amended to read as follows:

8.1    Right and Procedure to Terminate Plan. CBI reserves the right to terminate the Plan, or portions thereof treated as aggregated under Code Section 409A, in their entirety.

(a)Procedure to Terminate Plan. The procedure for CBI to terminate the Plan is as follows. In order to terminate the Plan, or aggregated portions of the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of CBI and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate the Plan or aggregated portions thereof. Such resolutions shall set forth therein the effective date of the Plan’s termination.

(b)Effect of Termination of Plan. The Plan is hereby irrevocably terminated effective October 30, 2015 (the “Plan Termination Date”) with respect to all deferrals to the Plan made at the election of a Participant, and the Plan is hereby frozen with respect to phantom stock awards deferred under the Plan. On and after the Plan Termination Date, Participants may not make deferrals under the Plan, and no Company contribution may be made under the Plan. Each Participant’s remaining accrued and unpaid benefits, other than phantom stock benefits, shall be paid to the Participant in the form of a single lump sum payment on November 7, 2016, in accordance with plan termination rules in Treasury Regulation Section 1.409A-3(j)(4)(ix). Notwithstanding the foregoing, any benefits under the Plan that would be payable under the Plan prior to the Plan Termination Date if the Company had not taken action to terminate the Plan shall be paid in accordance with their original schedule. Further, phantom stock deferred under the Plan shall continue to be subject to the Plan’s terms.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan, has caused its name to be subscribed to this Plan amendment, to be effective as of October 30, 2015.

CINCINNATI BELL INC.

By	/s/ Christopher J. Wilson

Title	Vice President and General Counsel

Date	November 7, 2016